UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 8, 2010

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

China Agritech, Inc. (the “Company”) held its annual meeting of stockholders on September 8, 2010 (“Annual Meeting”).  There were 20,766,243 shares of common stock entitled to be voted, and 18,237,746 shares present in person or by proxy, at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2011.

	Votes For	Votes Against	Withheld	Broker Non-Votes

Yu Chang	13,332,149	63,012	122,388	4,720,197

Xiao Rong Teng	13,331,949	63,212	122,588	4,719,997

Gene Michael Bennett	13,382,583	12,578	71,954	4,770,631

Lun Zhang Dai	13,394,070	1,091	60,467	4,782,118

Hai Lin Zhang	13,394,770	391	59,767	4,782,818

Charles Law	13,394,961	200	59,576	4,783,009

Zheng Wang	13,331,823	63,338	122,714	4,719,871

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent accountants for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes

18,050,532	118,801	68,413	0

Although at the Annual Meeting, the Company’s stockholders ratified the approval of Crowe Horwath LLP as the Company’s independent accountants for 2010, which is a customary proposal to include at an annual meeting of stockholders, management and the audit committee subsequently decided that the Company should seek to engage a Big Four accounting firm.

3.	Approval of the Company’s 2010 Omnibus Securities and Incentive Plan.

Stockholders approved the Company’s 2010 Omnibus Securities and Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,106,376	243,770	74,391	4,813,209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: September 13, 2010	/s/ Yu Chang
Yu Chang
Chief Executive Officer